EXHIBIT 99.1

STATEMENT REGARDING THE ABSENCE OF THE CONSENT OF ARTHUR ANDERSEN LLP

Section 11(a) of the Securities Act of 1933, as amended (the Securities Act), provides that if any part of a registration statement at the time such part becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may assert a claim against, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement, or as having prepared or certified any report or valuation which is used in connection with the registration statement, with respect to the statement in such registration statement, report or valuation which purports to have been prepared or certified by the accountant. In May 2002, the Registrant appointed KPMG LLP to replace Arthur Andersen LLP as its independent auditor. On August 31, 2002, Arthur Andersen LLP voluntarily relinquished all of its permits and is no longer licensed to practice as a public accountant. As a result, the Registrant will not be able to obtain Arthur Andersen LLP’s written consent to the incorporation by reference into this Registration Statement on Form S-8 of its report dated January 23, 2002 included in the Registrant’s Form 10-K for the year ended December 31, 2002. Under these circumstances, Rule 437a under the Securities Act permits this Registration Statement on Form S-8 to be filed without a written consent from Arthur Andersen LLP. Accordingly, Arthur Andersen LLP will not be liable to you under Section 11(a) of the Securities Act because it has not consented to the incorporation by reference of its previously issued report into this filing. The Registrant believes, however, that other persons who are liable under Section 11(a) of the Securities Act, including the Registrant’s officers and directors, may still rely on Arthur Andersen LLP’s audit reports as being made by an expert under the due diligence defense provision of Section 11(b) of the Securities Act.